Contact:    Jeffrey W. Farrar
        Executive Vice President and CFO
(434) 964-2217
jfarrar@stellarone.com

STELLARONE CORPORATION
REPORTS SECOND QUARTER EARNINGS OF $4.9 MILLION

Charlottesville, VA July 26, 2012 – StellarOne Corporation (NASDAQ: STEL) (“StellarOne”) today reported second quarter 2012 net income available to common shareholders of $4.9 million, or $0.21 net income per diluted common share. This represents a 47.7% increase over net income available to common shareholders of $3.3 million or $0.14 per diluted common share recognized during the same quarter in the prior year.

For the first six months of 2012, StellarOne reported net income available to common shareholders of $10.4 million, an increase of 81.8% compared to the first six months of last year. Earnings per diluted common share totaled $0.45 for the first six months of 2012, an increase of 80.0% compared to 2011.

“We are pleased with our results for the quarter in what continues to be a challenging environment. Results for the quarter included the impact of severance costs associated with the completion of the first phase of our previously reported efficiency initiative. This impact amounted to $824 thousand or $0.03 per share. Asset quality metrics continue to show steady improvement, commercial lending activity improved in our new markets, and non-interest income experienced growth over last quarter. We continue to work hard to improve our overhead structure while accelerating some organic growth initiatives, and expect to see some efficiency improvement in the coming quarters.” said O. R. Barham, Jr., President and Chief Executive Officer.

Second quarter performance highlights included:

•	Net revenues amounted to $32.4 million, up $908 thousand or 2.6% as compared to $31.6 million for second quarter last year.

•	Pre-tax, pre-provision earnings, adjusted to exclude non-recurring severance costs, were $9.6 million, up $506 thousand or 5.5% over $9.1 million for the second quarter last year.

•
Nonperforming asset levels improved to $42.5 million, a decrease of $4.8 million or 10.1% from 2011, lowering the ratio of non-performing assets as a percentage of total assets to 1.43% as of June 30, 2012, compared to 1.61% as of June 30, 2011.

•
Annualized net charge-offs as a percentage of average loans receivable amounted to 0.56% for the second quarter of 2012, up from 0.35% for the first quarter of 2012 and down from 0.95% for same quarter last year.

•	Net interest margin remained stable, contracting 1 basis point to 3.84% sequentially and up one basis point from 3.83% in the same quarter last year.

•	Efficiency ratio, excluding nonrecurring severance costs, was 69.25% for the quarter versus 69.75% for the same quarter last year.

Net Interest Margin Remains Stable

The net interest margin was 3.84% for the second quarter of 2012, compared to 3.85% for the first quarter of 2012 and 3.83% for the second quarter of 2011. The average yield on earning assets for the current quarter decreased 7 basis points to 4.57% on a sequential basis as a result of contracting loan and investment yields.  A 5 basis point improvement in the cost of interest bearing liabilities was noted sequentially, moving from 0.94% during the first quarter of 2012 to 0.89% during the second quarter of 2012.  Investment yields and loan yields contracted 22 basis points and 2 basis points, respectively, on a sequential basis.  Investment yields continue to contract due to lower yields realized on the recent investment activity in the current low rate environment.  Loan yields continue to contract slightly due to re-pricing within the current portfolio and reduced yields on new production.  Higher earning assets contributed to a slight increase in net interest income on a tax-equivalent basis to $24.9 million for the second quarter of 2012, compared to $24.8 million for the second quarter last year and $24.6 in the first quarter of 2012.

Operating Noninterest Income Increases

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total non-interest income amounted to $8.2 million for the second quarter of 2012, up $114 thousand or 1.4% on a sequential basis compared to $8.1 million for the first quarter of 2012, and up $675 thousand or 9.0% compared to the second quarter last year. Other income increased $271 thousand sequentially due to increases in commercial loan swap fee income and pass through insurance and investment income.  The $675 thousand increase in operating noninterest income when compared to the same period in the prior year stemmed from an increase in mortgage banking-related fees of $221 thousand, decreased losses on foreclosed assets of $147 thousand and an increase in other operating income of $455 thousand, which consisted primarily of increased commercial loan swap fee income and pass through insurance and investment income.  These year over year quarterly increases were muted somewhat by a $204 thousand increase in losses on mortgage indemnifications and repurchases.

Mortgage banking-related fees totaled $1.8 million for the second quarter of 2012, or down $432 thousand or 19.8% compared to $2.2 million for the first quarter of 2012 and up $221 thousand or 14.4% when compared to the same quarter in 2011.  The decrease is primarily volume driven and not margin related as loans sold in the second quarter of 2012 totaled $56.7 million or down $40.3 million or 41.5% from the $97 million sold during the first quarter of 2012.  The volume decrease in the second quarter is attributable to trailing activity that occurred early in the first quarter associated with the wholesale mortgage divestiture which took place at the end of 2011.

Retail banking fee income remained relatively flat at $3.8 million for the second quarter of 2012, an increase of $17 thousand or essentially unchanged compared to the first quarter of 2012.  The revenue mix from this line of business remained consistent from quarter to quarter.

Wealth management revenues from trust and brokerage fees for the second quarter of 2012 were $1.3 million or essentially flat on a sequential quarter basis and down $31 thousand or 2.3% when compared to the second quarter of 2011. The year over year decrease is primarily due to lower fee realizations from brokerage fee income. Fiduciary assets remained flat amounting to $458.4 million at June 30, 2012, compared to $459.4 million at March 31, 2012.

Asset Quality and Coverage Ratios Continue Positive Trend

Non-performing assets totaled $42.5 million at June 30, 2012, down $2.0 million or 4.6% sequentially from $44.5 million at March 31, 2012 and down $4.8 million or 10.1% compared to $47.3 million at June 30, 2011.  The ratio of non-performing assets as a percentage of total assets decreased to 1.43% as of June 30, 2012, compared to 1.52% as of March 31, 2012 and 1.61% at June 30, 2011.

Net charge-offs for the second quarter of 2012 totaled $2.9 million, up $1.1 million or 57.6% compared to the $1.8 million for the first quarter of 2012 and down $2.1 million or 41.8% when compared to $4.9 million for the second quarter of 2011.  Annualized net charge-offs as a percentage of average loans receivable amounted to 0.56% for the second quarter of 2012, up from 0.35% for the first quarter of 2012 and down from 0.95% for the second quarter of 2011.

Foreclosed assets totaled $7.0 million at June 30, 2012, up $178 thousand or 2.6% compared to $6.8 million at March 31, 2012 and down $2.1 million or 23.3% compared to $9.1 million at June 30, 2011. Past due and matured loans between 30 and 89 days totaled $31.0 million at June 30, 2012, down $1.7 million or 5.1% compared to $32.7 million at March 31, 2012.

Included in the loan portfolio at June 30, 2012, are loans classified as troubled debt restructurings (“TDRs”) totaling $29.8 million or 1.5% of total loans.  TDRs were reduced sequentially by 14.4% or $5.0 million as compared to $34.8 million at March 31, 2012. At June 30, 2012, $24.8 million or 83.3% of total TDRs were performing under the modified terms.

StellarOne recorded a provision for loan losses of $1.4 million for the second quarter of 2012, an increase of $550 thousand compared to the $850 thousand million recognized for the first quarter of 2012 and a decrease of $1.8 million compared to the second quarter of 2011.  The decreased provisioning in the first two quarters of 2012 is reflective of the continued improvement in underlying credit quality metrics used in measuring the risk inherent in the loan portfolio.  The allowance as a percentage of non-performing loans increased to 85.0% at June 30, 2012, from 83.9% at March 31, 2012. The second quarter 2012 provision compares to net charge-offs of $2.9 million, resulting in an allowance for loan losses of $30.1 million at June 30, 2012, a decrease of $1.5 million when compared to $31.6 million at March 31, 2012. The allowance as a percentage of total loans was 1.48% at June 30, 2012, compared to 1.55% at March 31, 2012.

Operating Expenses Increase on Nonrecurring Severance Costs

Noninterest expenses were $24.3 million for the second quarter of 2012, up $1.1 million or 4.8%  compared to $23.2 million in the second quarter of 2011, and up $771 thousand or 3.3% compared to first quarter of 2012.

The quarter increase in noninterest expense for both periods was driven primarily by the $824 thousand one-time severance charge described above.  Compensation and benefits, including the severance charges, increased $708 thousand over the previous quarter, reflecting some reduced costs associated with staff reductions occurring during the first quarter. During the first six months of 2012, FTE’s were reduced by 39, which does not include the FTE’s eliminated during phase one of our cost initiative, which was effective July 2, 2012.  Marketing expenses increased $130 thousand sequentially and were associated with the grand opening of our new Preston Avenue location in Charlottesville and various branding initiatives.  Professional fees increased $202 thousand sequentially and were associated primarily with consulting services related to CEO succession planning, phase two of our efficiency initiative and strategic training initiatives.

The efficiency ratio was 71.72% for the second quarter of 2012, compared to 69.77% for the first quarter of 2012 and 69.75% for the same quarter in 2011.  The sequential quarter increase in the efficiency ratio reflects an $824 thousand onetime charge associated with severance costs incurred as part of phase one of our cost save initiative.  The efficiency ratio normalized for this one-time charge was 69.25% for the second quarter.  The full benefit from phase one of the efficiency initiative will begin to be realized during the remaining two quarters of 2012.

Effective Tax Rate

The provision for income taxes was $1.8 million for the second quarter of 2012 compared to $2.1 million for the first quarter of 2012. This produced an effective tax rate for the second quarter of 2012 of 26.6% compared to 27.8% for the prior quarter. The decrease in the current quarter’s effective tax rate was primarily due to slightly lower pre-tax earnings relative to permanent tax differences, which remained relatively flat.  For the first six months of 2012 the effective rate was 27.2%, which represents our anticipated effective rate for the remainder of 2012.

Capital Ratios

Risk-based capital ratios continue to substantially exceed published regulatory standards for well-capitalized banks. The period-end tangible common equity ratio was 10.60% at June 30, 2012 compared to 10.64% at March 31, 2012. Tier 1 risk-based and total risk-based capital ratios were 15.53% and 16.78%, respectively, at June 30, 2012 compared to 15.47% and 16.73% at March 31, 2012. Shareholders’ equity represented 14.16% of total assets at June 30, 2012, while book value per common share was $18.45 per share.

Balance Sheet Grows Sequentially

Period end loans increased $2.7 million, essentially flat compared to the first quarter of 2012, while average loans for the second quarter of 2012 were $2.05 billion, unchanged compared to the first quarter of 2012. Period end commercial real estate grew sequentially by $24.6 million or 2.9%.  While loan contraction has stabilized during 2012, soft demand, pricing competition for quality loans and increased curtailments continue to be obstacles we face while continuing our focus on growing the loan portfolio. Average securities were $511.3 million for the second quarter, up $50.1 million or 10.9% from $461.2 million for the first quarter of 2012.  Average interest and noninterest bearing demand deposit accounts were $897.6 million at June 30, 2012, a $34.9 million or 3.9% increase over March 31, 2012.  At June 30, 2012, total period end assets were $2.98 billion, compared to $2.93 billion at March 31, 2012. Period end cash and cash equivalents were $73.5 million at June 30, 2012, a decrease of $11.7 million or 13.7% compared to $85.2 million at March 31, 2012.

About StellarOne

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of our sole subsidiary, StellarOne Bank, we operate over 50 full-service financial centers, two loan production offices, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne’s second quarter 2012 earnings conference call at 10:00 a.m. (EDT) on July 26, 2012, please visit our website at www.StellarOne.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 1:00 p.m. (EDT) on Thursday, July 26, 2012 through 11:59 PM (EDT) on Thursday, August 2, 2012, by dialing toll free (855) 859 2056 and using passcode #97414410.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by calculating noninterest expense less amortization of intangibles and goodwill impairments and dividing this by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains on securities and losses on foreclosed assets. The report also refers to operating earnings, which reflects net income adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature.  Comparison of our efficiency ratio and operating earnings with those of other companies may not be possible because other companies may calculate them differently.  Pre-tax, pre-provision earnings, which adjusts for tax equivalent items and adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity ratio is used by management to assess the quality of capital and management believes that investors may find it useful in their analysis of the company. This capital measure is not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be construed as such. These are non-GAAP financial measures that management believes provide investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets, Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

NOTE: Risk-based capital ratios are preliminary.

STELLARONE CORPORATION (NASDAQ: STEL)
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Interest income - taxable equivalent	$29,689	$31,147	$59,373	$62,167
Interest expense	4,754	6,326	9,817	12,769
Net interest income - taxable equivalent	24,935	24,821	49,556	49,398
Less: taxable equivalent adjustment	755	778	1,481	1,493
Net interest income	24,180	24,043	48,075	47,905
Provision for loan and lease losses	1,400	3,150	2,250	7,650
Net interest income after provision for
loan and lease losses	22,780	20,893	45,825	40,255
Noninterest income	8,197	7,521	16,219	15,191
Noninterest expense	24,328	23,220	47,780	46,755
Income tax expense (benefit)	1,768	1,169	3,882	1,794
Net income	4,881	4,025	10,382	6,897
Dividends and accretion on preferred stock	-	(720)	-	(1,186)
Net income available to common shareholders	$4,881	$3,305	$10,382	$5,711

Earnings per share available to common shareholders
Basic	$0.21	$0.15	$0.45	$0.25
Diluted	$0.21	$0.14	$0.45	$0.25

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Total loans	$2,051,477	$2,077,768	$2,053,153	$2,090,827
Total investment securities	511,295	403,216	486,265	381,244
Total earning assets	2,613,278	2,601,135	2,594,332	2,596,339
Total assets	2,937,391	2,918,346	2,917,506	2,914,316
Total deposits	2,408,473	2,388,295	2,391,180	2,373,503
Shareholders' equity	420,706	425,281	418,852	426,500

PERFORMANCE RATIOS	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Return on average assets	0.67%	0.55%	0.72%	0.48%
Return on average equity	4.67%	3.80%	4.98%	3.26%
Return on average realized equity (A)	4.78%	3.83%	5.06%	3.30%
Net interest margin (taxable equivalent)	3.84%	3.83%	3.84%	3.84%
Efficiency (taxable equivalent) (B)	71.72%	69.75%	70.75%	70.59%

CAPITAL MANAGEMENT	June 30,
	2012	2011
Tier 1 risk-based capital ratio	15.53%	15.91%
Tangible equity ratio	10.60%	10.89%
Tangible common equity ratio	10.60%	10.07%
Period end shares issued and outstanding	22,874,676	22,800,401
Book value per common share	18.45	17.73
Tangible book value per common share	13.26	12.13

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Shares issued	27,823	24,668	87,031	52,339
Average common shares issued and outstanding	23,089,473	22,792,342	23,076,760	22,777,045
Average diluted common shares issued and outstanding	23,089,473	22,860,299	23,076,818	22,851,336
Cash dividends paid per common share	$0.06	$0.04	$0.12	$0.08

SUMMARY ENDING BALANCE SHEET	June 30,
	2012	2011
Total loans	$2,037,166	$2,058,153
Total investment securities	582,813	461,236
Total earning assets	2,667,939	2,613,526
Total assets	2,979,866	2,935,441
Total deposits	2,446,063	2,404,153
Shareholders' equity	422,034	426,006

OTHER DATA
End of period full-time equivalent employees	772	838

NOTES:
(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.

(B) Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.  See Non-GAAP reconciliation for detail.

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Allowance for loan losses:
Beginning of period	$31,615	$37,519	$32,588	$37,649
Provision for loan losses	1,400	3,150	2,250	7,650
Charge-offs	(3,411)	(5,820)	(5,794)	(10,799)
Recoveries	538	887	1,098	1,236
Net charge-offs	(2,873)	(4,933)	(4,696)	(9,563)
End of period	$30,142	$35,736	$30,142	$35,736

Accruing Troubled Debt Restructurings	$24,810	$39,633

Loans greater than 90 days past due still accruing	$1,309	$1

	June 30,
	2012	2011
Non accrual loans	$30,511	$29,759
Non accrual TDR's	4,971	8,355
Total non-performing loans	35,482	38,114
Foreclosed assets	7,014	9,149
Total non-performing assets	$42,496	$47,263
Nonperforming assets as a % of total assets	1.43%	1.61%
Nonperforming assets as a % of loans plus
foreclosed assets	2.08%	2.29%
Allowance for loan losses as a % of total loans	1.48%	1.74%
Annualize net charge-offs as a % of average loans outstanding - 3 months	0.56%	0.95%
Annualized net charge-offs as a % of average loans outstanding - year to date	0.46%	0.91%

	June 30, 2012
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Construction and land development:
Commercial	148,503	6,950	4.68%
Residential	52,308	653	1.25%
Total construction and land development	200,811	7,603	3.79%
Commercial real estate:
Commercial real estate - owner occupied	296,361	4,967	1.68%
Commercial real estate - non-owner occupied	473,810	2,987	0.63%
Farmland	11,881	418	3.52%
Multifamily, nonresidential and junior liens	94,641	5,445	5.75%
Total commercial real estate	876,693	13,817	1.58%
Consumer real estate:
Home equity lines	256,807	2,368	0.92%
Secured by 1-4 family residential, secured by first deeds of trust	446,768	10,814	2.42%
Secured by 1-4 family residential, secured by second deeds of trust	39,486	177	0.45%
Total consumer real estate	743,061	13,359	1.80%
Commercial and industrial loans (except those secured by real estate)	192,369	644	0.33%
Consumer and other:
Consumer installment loans	21,843	59	0.27%
Deposit overdrafts	760	-	0.00%
All other loans	1,629	-	0.00%
Total consumer and other	24,232	59	0.24%
Total loans	2,037,166	35,482	1.74%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
(Dollars in thousands, except per share data)

			Percent
			Increase
SELECTED BALANCE SHEET DATA	6/30/2012	6/30/2011	(Decrease)

Assets
Cash and cash equivalents	$73,460	$134,038	-45.19%
Investment securities, at fair value	582,813	461,236	26.36%
Mortgage loans held for sale	20,602	20,119	2.40%

Loans:
Construction and land development	200,811	228,893	-12.27%
Commercial real estate	876,693	846,436	3.57%
Consumer real estate	743,061	761,590	-2.43%
Commercial and industrial loans (except those secured by real estate)	192,369	192,725	-0.18%
Consumer and other	24,232	28,509	-15.00%
Total loans	2,037,166	2,058,153	-1.02%
Deferred loan costs	(23)	651	>100%
Allowance for loan losses	(30,142)	(35,736)	-15.65%
Net loans	2,007,001	2,023,068	-0.79%

Premises and equipment, net	72,099	76,707	-6.01%
Core deposit intangibles, net	4,186	5,837	-28.29%
Goodwill	113,652	113,652	0.00%
Bank owned life insurance	43,291	31,758	36.32%
Foreclosed assets	7,014	9,149	-23.34%
Other assets	55,748	59,877	-6.90%

Total assets	2,979,866	2,935,441	1.51%

Liabilities
Deposits:
Noninterest bearing deposits	347,385	313,464	10.82%
Money market & interest checking	1,040,487	1,009,534	3.07%
Savings	313,018	275,480	13.63%
CDs and other time deposits	745,173	805,675	-7.51%
Total deposits	2,446,063	2,404,153	1.74%

Federal funds purchased and securities sold under agreements to repurchase	851	1,144	-25.61%
Federal Home Loan Bank advances	55,000	60,000	-8.33%
Subordinated debt	32,991	32,991	0.00%
Deferred income tax liability	3,900	-	N/A
Other liabilities	19,027	11,147	70.69%

Total liabilities	2,557,832	2,509,435	1.93%

Stockholders' equity
Preferred stock	-	21,725	-100.00%
Common stock	22,875	22,800	0.33%
Additional paid-in capital	271,295	270,656	0.24%
Retained earnings	118,552	105,063	12.84%
Accumulated other comprehensive income	9,312	5,762	61.61%

Total stockholders’ equity	422,034	426,006	-0.93%

Total liabilities and stockholders’ equity	$2,979,866	$2,935,441	1.51%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY PERFORMANCE SUMMARY (UNAUDITED)
(Dollars in thousands)
			Percent
	For the three months ended		Increase
	6/30/2012	6/30/2011	(Decrease)
Interest Income
Loans, including fees	$25,879	$27,084	-4.45%
Federal funds sold and deposits in other banks	31	64	-51.56%
Investment securities:
Taxable	1,719	1,824	-5.76%
Tax-exempt	1,305	1,397	-6.59%
Total interest income	28,934	30,369	-4.73%

Interest Expense
Deposits	3,996	5,533	-27.78%
Federal funds purchased and securities sold under agreements to repurchase	6	9	-33.33%
Federal Home Loan Bank advances	409	518	-21.04%
Subordinated debt	343	266	28.95%

Total interest expense	4,754	6,326	-24.85%

Net interest income	24,180	24,043	0.57%
Provision for loan losses	1,400	3,150	-55.56%
Net interest income after provision for loan losses	22,780	20,893	9.03%

Noninterest Income
Retail banking fees	3,812	3,840	-0.73%
Commissions and fees from fiduciary activities	872	847	2.95%
Brokerage fee income	450	506	-11.07%
Mortgage banking-related fees	1,752	1,531	14.44%
(Losses) gains on mortgage indemnifications and repurchases	(202)	2	>100%
Gains on sale of premises and equipment	8	3	>100%
Gains on securities available for sale	7	11	-36.36%
Losses on sale / impairments of foreclosed assets	(219)	(366)	-40.16%
Income from bank owned life insurance	438	323	35.60%
Other operating income	1,279	824	55.22%
Total noninterest income	8,197	7,521	8.99%

Noninterest Expense
Compensation and employee benefits	13,332	12,304	8.36%
Net occupancy	2,096	1,980	5.86%
Equipment	2,152	2,164	-0.55%
Amortization-intangible assets	413	413	0.00%
Marketing	379	258	46.90%
State franchise taxes	559	594	-5.89%
FDIC insurance	543	641	-15.29%
Data processing	706	664	6.33%
Professional fees	883	599	47.41%
Telecommunications	410	439	-6.61%
Other operating expenses	2,855	3,164	-9.77%
Total noninterest expense	24,328	23,220	4.77%

Income before income taxes	6,649	5,194	28.01%
Income tax expense	1,768	1,169	51.24%
Net income	$4,881	$4,025	21.27%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY PERFORMANCE SUMMARY
(Dollars in thousands)
			Percent
	For the six months ended		Increase
	6/30/2012	6/30/2011	(Decrease)
Interest Income
Loans, including fees	$51,893	$54,347	-4.52%
Federal funds sold and deposits in other banks	65	133	-51.13%
Investment securities:
Taxable	3,329	3,544	-6.07%
Tax-exempt	2,605	2,650	-1.70%
Total interest income	57,892	60,674	-4.59%

Interest Expense
Deposits	8,273	11,067	-25.25%
Federal funds purchased and securities sold under agreements to repurchase	13	16	-18.75%
Federal Home Loan Bank advances	847	1,158	-26.86%
Subordinated debt	684	528	29.55%

Total interest expense	9,817	12,769	-23.12%

Net interest income	48,075	47,905	0.35%
Provision for loan losses	2,250	7,650	-70.59%
Net interest income after provision for loan losses	45,825	40,255	13.84%

Noninterest Income
Retail banking fees	7,606	7,396	2.84%
Commissions and fees from fiduciary activities	1,801	1,751	2.86%
Brokerage fee income	865	941	-8.08%
Mortgage banking-related fees	3,936	3,596	9.45%
Losses on mortgage indemnifications and repurchases	(556)	(263)	>100%
(Losses) gains on sale of premises and equipment	(7)	3	>100%
Gains on securities available for sale	79	21	>100%
Losses on sale / impairments of foreclosed assets	(670)	(495)	35.35%
Income from bank owned life insurance	878	642	36.76%
Other operating income	2,287	1,599	43.03%
Total noninterest income	16,219	15,191	6.77%

Noninterest Expense
Compensation and employee benefits	25,956	24,659	5.26%
Net occupancy	4,159	4,050	2.69%
Equipment	4,369	4,184	4.42%
Amortization-intangible assets	825	825	0.00%
Marketing	628	584	7.53%
State franchise taxes	1,128	1,192	-5.37%
FDIC insurance	1,182	1,518	-22.13%
Data processing	1,377	1,299	6.00%
Professional fees	1,565	1,231	27.13%
Telecommunications	835	815	2.45%
Other operating expenses	5,756	6,398	-10.03%
Total noninterest expense	47,780	46,755	2.19%

Income before income taxes	14,264	8,691	64.12%
Income tax expense	3,882	1,794	>100%
Net income	$10,382	$6,897	50.53%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2012 AND 2011
(Dollars in thousands)

	For the Three Months Ended June 30,
	2012			2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,051,477	$25,931	5.08%	$2,077,768	$27,110	5.23%
Investment securities
Taxable	373,959	1,719	1.82%	258,042	1,824	2.80%
Tax exempt (1)	137,336	2,008	5.78%	145,174	2,149	5.86%
Total investments	511,295	3,727	2.88%	403,216	3,973	3.90%

Federal funds sold and deposits in other banks	50,506	31	0.24%	120,151	64	0.21%
	561,801	3,758	2.64%	523,367	4,037	3.05%

Total earning assets	2,613,278	$29,689	4.57%	2,601,135	$31,147	4.80%

Total nonearning assets	324,113			317,211

Total assets	$2,937,391			$2,918,346

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$592,218	$396	0.27%	$568,142	$530	0.37%
Money market	414,588	501	0.49%	426,031	1,053	0.99%
Savings	310,126	249	0.32%	276,589	415	0.60%
Time deposits:
Less than $100,000	495,670	1,785	1.45%	539,493	2,282	1.70%
$100,000 and more	255,600	1,065	1.68%	265,441	1,253	1.89%
Total interest-bearing deposits	2,068,202	3,996	0.78%	2,075,696	5,533	1.07%

Federal funds purchased and securities sold under agreements to repurchase	862	6	2.95%	1,155	9	3.08%
Federal Home Loan Bank advances	55,000	409	2.94%	60,000	518	3.42%
Subordinated debt	32,991	343	4.11%	32,991	266	3.19%

	88,853	758	3.38%	94,146	793	3.33%

Total interest-bearing liabilities	2,157,055	4,754	0.89%	2,169,842	6,326	1.17%

Total noninterest-bearing liabilities	359,630			323,223

Total liabilities	2,516,685			2,493,065
Stockholders' equity	420,706			425,281

Total liabilities and stockholders' equity	$2,937,391			$2,918,346

Net interest income (tax equivalent)		$24,935			$24,821
Average interest rate spread			3.68%			3.63%
Interest expense as percentage of average earning assets			0.73%			0.98%
Net interest margin			3.84%			3.83%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2012 AND 2011
(Dollars in thousands)

	For the Six Months Ended June 30,
	2012			2011
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,053,153	$51,971	5.09%	$2,090,827	$54,413	5.25%
Investment securities
Taxable	348,165	3,329	1.89%	243,954	3,544	2.89%
Tax exempt (1)	138,100	4,008	5.74%	137,290	4,077	5.91%
Total investments	486,265	7,337	2.98%	381,244	7,621	3.98%

Federal funds sold and deposits in other banks	54,914	65	0.23%	124,268	133	0.21%
	541,179	7,402	2.70%	505,512	7,754	3.05%

Total earning assets	2,594,332	$59,373	4.60%	2,596,339	$62,167	4.83%

Total nonearning assets	323,174			317,977

Total assets	$2,917,506			$2,914,316

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$588,618	$791	0.27%	$563,792	$1,064	0.38%
Money market	413,664	1,045	0.51%	423,133	2,094	1.00%
Savings	303,249	581	0.39%	272,743	883	0.65%
Time deposits:
Less than $100,000	501,733	3,682	1.48%	541,117	4,525	1.69%
$100,000 and more	257,482	2,174	1.70%	264,809	2,501	1.90%
Total interest-bearing deposits	2,064,746	8,273	0.81%	2,065,594	11,067	1.08%

Federal funds purchased and securities sold under agreements to repurchase	848	13	2.95%	1,099	16	2.90%
Federal Home Loan Bank advances	56,181	847	2.98%	69,945	1,158	3.29%
Subordinated debt	32,991	684	4.10%	32,991	528	3.18%

	90,020	1,544	3.39%	104,035	1,702	3.25%

Total interest-bearing liabilities	2,154,766	9,817	0.92%	2,169,629	12,769	1.18%

Total noninterest-bearing liabilities	343,888			318,187

Total liabilities	2,498,654			2,487,816
Stockholders' equity	418,852			426,500

Total liabilities and stockholders' equity	$2,917,506			$2,914,316

Net interest income (tax equivalent)		$49,556			$49,398
Average interest rate spread			3.68%			3.64%
Interest expense as percentage of average earning assets			0.76%			0.99%
Net interest margin			3.84%			3.84%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
FINANCIAL INFORMATION - FOUR QUARTER TREND (UNAUDITED)
(Dollars in thousands, except per share data)

	2012		2011
	Quarter Ended
	June 30,	March 31,	December 31,	September 30,

Interest income	$28,934	$28,958	$29,793	$30,394
Interest expense	4,754	5,062	5,520	6,151
Net interest income	24,180	23,896	24,273	24,243
Provision for loan losses	1,400	850	1,750	3,300
Total net interest income after provision	22,780	23,046	22,523	20,943
Non interest income	8,197	8,125	8,259	7,777
Non interest expense	24,328	23,557	24,445	23,259
Income before income taxes	6,649	7,614	6,337	5,461
Income tax expense	1,768	2,114	1,568	1,242
Net income	$4,881	$5,500	$4,769	$4,219
Preferred stock dividends	-	-	(271)	(223)
Accretion of preferred stock discount	-	-	(702)	(73)
Net income available to common shareholders	$4,881	$5,500	$3,796	$3,923
Net income per share
basic	$0.21	$0.24	$0.17	$0.17
diluted	$0.21	$0.24	$0.17	$0.17

STELLARONE CORPORATION (NASDAQ: STEL)
SEGMENT INFORMATION (UNAUDITED)
(Dollars in thousands)

At and for the Three Months Ended June 30, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,384	$138	$-	$(342)	$-	$24,180
Provision for loan losses	1,400	-	-	-	-	1,400
Noninterest income	6,418	1,693	1,322	27	(1,263)	8,197
Noninterest expense	22,581	1,533	1,170	307	(1,263)	24,328
Provision for income taxes	1,856	89	46	(223)	-	1,768
Net income (loss)	$4,965	$209	$106	$(399)	$-	$4,881

Total Assets	$2,950,582	$20,915	$499	$460,078	$(452,208)	$2,979,866
Average Assets	$2,913,191	$16,403	$503	$458,529	$(451,235)	$2,937,391

At and for the Three Months Ended June 30, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,154	$155	$-	$(266)	$-	$24,043
Provision for loan losses	3,150	-	-	-	-	3,150
Noninterest income	5,747	1,565	1,353	25	(1,169)	7,521
Noninterest expense	21,388	1,636	1,162	203	(1,169)	23,220
Provision for income taxes	1,248	25	57	(161)	-	1,169
Net income (loss)	$4,115	$59	$134	$(283)	$-	$4,025

Total Assets	$2,905,049	$21,019	$537	$462,668	$(453,832)	$2,935,441
Average Assets	$2,894,438	$14,775	$517	$461,782	$(453,166)	$2,918,346

At and for the Six Months Ended June 30, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$48,381	$378	$-	$(684)	$-	$48,075
Provision for loan losses	2,250	-	-	-	-	2,250
Noninterest income	12,446	3,498	2,715	53	(2,493)	16,219
Noninterest expense	44,208	3,267	2,305	493	(2,493)	47,780
Provision for income taxes	3,980	183	123	(404)	-	3,882
Net income (loss)	$10,389	$426	$287	$(720)	$-	$10,382

Average Assets	$2,889,348	$20,695	$457	$456,669	$(449,663)	$2,917,506

At and for the Six Months Ended June 30, 2011

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$48,033	$399	$-	$(527)	$-	$47,905
Provision for loan losses	7,650	-	-	-	-	7,650
Noninterest income	11,392	3,439	2,692	51	(2,383)	15,191
Noninterest expense	42,943	3,541	2,255	399	(2,383)	46,755
Provision for income taxes	1,893	88	131	(318)	-	1,794
Net income (loss)	$6,939	$209	$306	$(557)	$-	$6,897

Average Assets	$2,885,089	$19,701	$476	$463,038	$(453,988)	$2,914,316

STELLARONE CORPORATION (NASDAQ: STEL)
NON-GAAP RECONCILIATION (UNAUDITED)
(Dollars in thousands)

	For the three months ended			For the six months ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Noninterest expense	$24,328	$23,557	$23,220	$47,780	$46,755
Less:
Foreclosed asset expense	-	104	-	-	-
Amortization of intangible assets	413	413	413	825	825
Adjusted noninterest expense	23,915	23,040	22,807	46,955	45,930

Net interest income (tax equivalent)	24,935	24,622	24,821	49,556	49,398
Noninterest income	8,197	8,125	7,521	16,219	15,191
Less:
Gains on sale of securities available for sale	7	73	11	79	21
Losses / impairments on foreclosed assets	(219)	(348)	(366)	(670)	(495)
Net revenues	$33,344	$33,022	$32,697	$66,366	$65,063

Efficiency ratio	71.72%	69.77%	69.75%	70.75%	70.59%

	For the three months ended			For the six months ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Noninterest income	$8,197	$8,125	$7,521	$16,219	$15,191
Less:
Gains on securities available for sale	7	73	11	79	21
(Losses) gains on sale of premises and equipment	8	(16)	3	(7)	3
Operating earnings	$8,182	$8,068	$7,507	$16,147	$15,167

	For the three months ended			For the six months ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income	$4,881	$5,500	$4,025	$10,382	$6,897
Plus:
Income tax expense	1,768	2,114	1,169	3,882	1,794
Provision for loan losses	1,400	850	3,150	2,250	7,650
Tax equivalent adjustment	755	726	778	1,481	1,493
Pre-tax pre-provision earnings	$8,804	$9,190	$9,122	$17,995	$17,834

	For the three months ended
	June 30, 2012	March 31, 2012	June 30, 2011
Total stockholders' equity	$422,034	$417,920	$426,006
Less:
Preferred stock	-	-	21,725
Core deposit intangibles, net	4,186	4,599	5,837
Goodwill	113,652	113,652	113,652
Net other intangibles	984	1,084	1,380
Tangible common equity	303,212	298,585	283,412

Total assets	2,979,866	2,925,914	2,935,441
Less:
Core deposit intangibles, net	4,186	4,599	5,837
Goodwill	113,652	113,652	113,652
Net other intangibles	984	1,084	1,380
Tangible assets	$2,861,044	$2,806,579	$2,814,572

Tangible common equity ratio	10.60%	10.64%	10.07%